Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-157685, 333-149203, 333-145074, 333-139555, 333-125490, 333-121584, 333-121583, and 333-107238) of sanofi-aventis, of our reports dated March 9, 2010, with respect to the consolidated financial statements of sanofi-aventis and its subsidiaries and the effectiveness of internal control over financial reporting of sanofi-aventis, included in this Annual Report (Form 20-F) for the year ended December 31, 2009.

ERNST & YOUNG Audit

Represented by Christian Chiarasini and Jacques Pierres

Paris-La Défense, France

March 12, 2010